Exhibit 13

                               FIRST AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

      First Amendment (this "Amendment") to Registration Rights Agreement, dated as of January 22, 2002, among TeraGlobal Communications Corp., a Delaware corporation (the "Company"), WallerSutton 2000, L.P., a Delaware limited partnership, and the other parties signatories hereto (the "Purchasing Parties").

      WHEREAS, the Company and the Purchasing Parties are parties to a Convertible Promissory Note and Warrant Purchase Agreement (the "Original Purchase Agreement"), dated as of December 10, 2001;

      WHEREAS, pursuant to the Original Purchase Agreement, the Company and the Purchasing Parties have entered into a Registration Rights Agreement (the "Original Registration Rights Agreement"), dated as of December 10, 2001, pursuant to which the Company has provided to the Purchasing Parties certain registration rights with respect to the shares of Common Stock, par value $0.001 per share, of the Company, underlying the convertible promissory notes and warrants issued and sold under the Original Purchase Agreement;

      WHEREAS, the Company and the Purchasing Parties have entered into a Waiver to and Amendment of Convertible Promissory Note and Warrant Purchase Agreement (the "Waiver and Amendment"), dated as of the date hereof, pursuant to which the Original Purchase Agreement is amended; and

      WHEREAS, in connection with the Company and the Purchasing Parties entering into the Waiver and Amendment, and as a condition precedent to the obligations of the Purchasing Parties thereunder, the Company and the Purchasing Parties desire to amend the Original Registration Rights Agreement as set forth in this Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

      1. Amendments. The Original Registration Rights Agreement is hereby amended as follows:

            1.1. Definitions of "Notes" and "Warrants". (a) The first recital to the Original Registration Rights Agreement is hereby amended to delete the defined terms "(the "Notes")" and "(the "Warrants")" set forth therein.

                  (b) Section 1 of the Original Registration Rights Agreement is hereby amended to add,

                        (i) Immediately after the definition of "Next Qualified Financing," the following definition of "Note:"


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            "Note" means a convertible promissory note issued by the Company pursuant to the Purchase Agreement or the Waiver and Amendment."


                        (ii) Immediately after the definition of "Securities Act," the following definition of "Warrant:"

            "Warrant" means a warrant sold by the Company pursuant to the Purchase Agreement or the Waiver and Amendment."

                        (iii) Immediately before the new definition of "Warrant," the following definition of "Waiver and Amendment:"

            "Waiver and Amendment" means that certain Waiver to and Amendment of Convertible Promissory Note and Warrant Purchase Agreement, dated as of January 22, 2002, among the Company and the Purchasing Parties."

            1.2. Definition of "Next Qualified Financing". The definition of the term "Next Qualified Financing" in Section 1 of the Original Registration Rights Agreement is hereby amended to read in its entirety as follows:

            "Next Qualified Financing" means the Company's next round of additional debt and/or equity financing which is on terms reasonably acceptable to a majority in interest of the Purchasing Parties."

            1.3. Notices. (a) Section 4.4 of the Original Registration Rights Agreement is hereby amended to replace the reference to Cadwalader, Wickersham as a recipient of copies of notices with the following:

            "RubinBaum LLP, 30 Rockefeller Plaza, New York, NY 10112, Attn: Paul
            A. Gajer, Esq."

      2. The provisions of the Original Registration Rights Agreement not amended hereby shall remain in full force and effect.

      3. This Amendment shall become effective upon its execution and delivery by the Company and WallerSutton.

      4. This Amendment may be signed in any number of separate counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one instrument.


                                      -2-
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      IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first written above.

                                           COMPANY:

                                           TERAGLOBAL COMMUNICATIONS CORP.

                                           By: ___________________________
                                               Robert E. Randall,
                                               Chief Executive Officer


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                                           PURCHASING PARTY:

                                           WALLERSUTTON 2000, L.P.

                                           By: WallerSutton 2000, L.L.C.


                                           By: ___________________________
                                           Name:
                                           Title:

                                           Address:

                                           500 W. Putnam Ave., 3rd Floor
                                           Greenwich, CT 06830

                                           notices, with a copy to:

                                                 RubinBaum LLP
                                                 30 Rockefeller Plaza
                                                 New York, NY 10112
                                                 Attn: Paul A. Gajer, Esq.


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                                           PURCHASING PARTY:

                                           SPENCER TRASK INVESTMENT PARTNERS LLC

                                           By: _________________________________
                                           Name:
                                           Title:

                                           Address:
                                           535 Madison Avenue
                                           New York, NY 10022


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                                           PURCHASING PARTY:

                                           LINCOLN ASSOCIATES, LLC

                                           By: _________________________________
                                           Name:
                                           Title:

                                           Address:
                                           535 Madison Avenue
                                           New York, NY 10022